Exhibit 16.1

TRACI J. ANDERSON, CPA
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                                                            14026 Cinnabar Place
                                                          Huntersville, NC 28078
                                                            Cell: (704) 904-0062
                                                          Office: (704) 948-6934
                                                              September 15, 2005

Securities and Exchange Commission
Washington, D.C. 20549

We were previously principal accountants for Padova International USA, Inc. (dba Execute Sports, Inc.) and, under the date of January 11, 2005, we reported on the financial statements of Padova International USA, Inc. as of and for the years ended December 31, 203. On February 15, 2005, our appointment as principal accountants was terminated. We have read Padova International USA, Inc.'s under its Form SB-2/A dated September 15, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Padova's statement that Bedinger & Company was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Very truly yours,


/s/ Traci J. Anderson
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Traci J. Anderson